Exhibit 10.3

LOCK-UP AGREEMENT

This LOCK-UP AGREEMENT (this “Lock-Up Agreement”) is made and entered into as of [●], by and between Athena Technology Acquisition Corp. II, a Delaware corporation (“SPAC”), and the undersigned holder of Company Shares (the “Holder” and, together with SPAC, the “Parties”). For all purposes of this Agreement, “Holder” includes the other persons who enter into a joinder to this Agreement. All terms used but not defined in this Lock-Up Agreement shall have the same meanings as set forth in the Business Combination Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Parties are entering into this Lock-Up Agreement pursuant to that certain Business Combination Agreement (the “Business Combination Agreement”), dated as of December 4, 2024, by and among SPAC, Athena Technology Sponsor II, LLC, a Delaware limited liability company, solely for purposes of Section 6.25 of the Business Combination Agreement, Project Atlas Merger Sub Inc., a Delaware corporation (“Merger Sub”), and Ace Green Recycling, Inc., a Delaware corporation (the “Company”), pursuant to which, and subject to the terms and conditions set forth therein, Merger Sub shall merge with and into the Company, as a result of which (i) the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving entity and a wholly owned subsidiary of SPAC and (ii) each Company Share issued and outstanding immediately prior to the Merger Effective Time shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holder thereof to receive the Per Share Merger Consideration and a pro rata portion of any Earnout Shares that SPAC is obligated to issue;

WHEREAS, pursuant to the Business Combination Agreement, the Holder is entitled to receive shares of the SPAC Class A Common Stock (the “Lock-Up Securities”); and

WHEREAS, as a condition and inducement to the willingness of SPAC to consummate the transactions contemplated by the Business Combination Agreement, the Holder has agreed to execute and deliver this Agreement.

NOW THEREFORE, for good and valuable consideration, the sufficiency and receipt of which consideration is hereby acknowledged, the Holder and SPAC hereby agree as follows:

1. Lock-Up Period. The Holder agrees that, from the Closing Date until the date that is 180 days from the date thereof (such period, the “Lock-Up Period”), the Holder shall be subject to the lock-up restrictions set forth in Section 2 below.

2. Lock-Up Restriction.

(a) Lock-Up. During the Lock-Up Period, the Holder will not offer, sell, contract to sell, or otherwise transfer (or enter into any transaction that is designed to result in the sale, transfer or disposition (whether by actual or effective economic sale or disposition due to cash settlement or otherwise) by the Holder, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to the Lock-Up Securities, unless such transaction is a Permitted Disposition (as defined below).

A “Permitted Disposition” shall include the following: (a) transfers of Lock-Up Securities to a trust or other entity formed for estate planning purposes for the benefit of the Holder or a family member of the undersigned or as a bona fide gift, by will, intestacy or the laws of descent and distribution upon death of the Holder, to a family member or trust for the benefit of a family member of the undersigned (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin), including current or former spouse or domestic partner, siblings, parents, spouse’s or domestic partner’s or former spouse’s or domestic partner’s parents or siblings, cousins or any lineal descendants (whether natural or adopted); (b) transfers of Lock-Up Securities to a charity or educational institution; (c) transfers of the Lock-Up Securities by the Holder upon the prior written consent of SPAC; (d) as a distribution to limited partners, members, immediate family member or other dependent; (e) to an Affiliated investment fund or other Affiliated entity controlled or under common control or managed by the Holder or its Affiliates; (f) to a nominee or custodian of a Person to whom a disposition or transfer would be permissible under clauses (a) through (e) above; provided that in the case of any transfer pursuant to the foregoing clauses (a) through (f) (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to SPAC a lock-up agreement substantially in the form of this Lock-Up Agreement and (iii) no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made; (g) transfers of the Lock-Up Securities by operation of law or pursuant to a court order, such as a qualified domestic relations order, divorce decree or separation agreement; (h) a pledge or hypothecation of the Lock-Up Securities as collateral for indebtedness; and (i) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction in each case made to all holders of the shares involving a Change of Control (as defined below) (including negotiating and entering into an agreement providing for any such transaction), provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such Holder’s shares shall remain subject to the provisions of Section 2(a). In the case of a Permitted Disposition, the transferee shall be required to enter into this Agreement by executing the joinder to this Agreement in connection with the receipt of any shares from the Holder.

“Change of Control” shall mean the transfer to or acquisition by (whether by tender offer, merger, consolidation, division or other similar transaction), in one transaction or a series of related transactions, a Person or group of Affiliated Persons (other than an underwriter pursuant to an offering), of the Company’s voting securities if, after such transfer or acquisition, such Person or group of Affiliated Persons would Beneficially Own more than 50% of the outstanding voting securities of the Company (or the surviving entity).

(b) Stop Orders. The Holder further acknowledges and agrees that SPAC is authorized to, and SPAC agrees to, place “stop orders” on its books to prevent any transfer of any Lock-Up Securities held by the Holder in violation of this Lock-Up Agreement. SPAC agrees not to allow any transaction to occur that is inconsistent with this Lock-Up Agreement.

3. Miscellaneous.

(a) At any time, and from time to time, after the signing of this Lock-Up Agreement, the Holder will execute such additional instruments and take such action as may be reasonably requested by SPAC to carry out the intent and purposes of this Lock-Up Agreement.

(b) The terms and provisions of this Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws. Any action brought by either Party against the other concerning the transactions contemplated by this Lock-Up Agreement shall be brought only in the federal courts located in the State of Delaware. The Parties hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based on forum non conveniens. The Parties hereto and to any other agreements referred to herein or delivered in connection herewith agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorneys’ fees and costs. In the event that any provision of this Lock-Up Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

(c) Any and all notices or other communications given under this Lock-Up Agreement shall be in writing and shall be deemed to have been duly given on (i) the date of delivery, if delivered in person to the addressee, (ii) the next business day if sent by overnight courier, or (iii) three days after mailing, if mailed within the continental United States, postage prepaid, by certified or registered mail, return receipt requested, to the party entitled to receive same, at his or its address set forth below:

If to SPAC, to:

Athena Technology Acquisition Corp. II
442 5th Avenue
New York, NY 10018
Attention: Isabelle Freidheim
Email: Isabelle@athenasponsor.com

with a copy (which shall not constitute notice) to:

Lucosky Brookman LLP
101 Wood Avenue S., 5th Floor
Woodbridge, New Jersey 08830
Attn: Joseph Lucosky; Christopher Haunschild
Email: jlucosky@lucbro.com; chaunschild@lucbro.com

If to Holder, to:

[Name]
[Address]
Telephone:
Email: [______]

with a copy (which shall not constitute notice) to:

Lucosky Brookman LLP
101 Wood Avenue S., 5th Floor
Woodbridge, New Jersey 08830
Attn: Joseph Lucosky; Christopher Haunschild
Email: jlucosky@lucbro.com; chaunschild@lucbro.com

(d) The restrictions on transfer described in this Lock-Up Agreement are in addition to and cumulative with any other restrictions on transfer otherwise agreed to by the Holder or to which the Holder is subject to by applicable Law.

(e) This Lock-Up Agreement shall not be assigned in whole or in part, without the prior written consent of the other Party. Except as otherwise provided herein, this Lock-Up Agreement shall be binding upon Holder, his legal representatives, and his permitted successors and assigns.

(f) This Lock-Up Agreement may be executed and delivered in two counterparts (including by any electronic signature complying with the U.S. ESIGN Act of 2000, e.g., www.docusign.com), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Party.

(g) SPAC agrees not to take any action or allow any act to be taken that would be inconsistent with this Lock-Up Agreement.

(h) The terms and provisions of this Lock-Up Agreement may only be amended by a written instrument signed by SPAC and the Holder.

[-signature page follows-]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties hereto have executed this Lock-Up Agreement as of the date first above written.

HOLDER:

[____________]

By:
Name:
Title:

SPAC:

ATHENA TECHNOLOGY ACQUISITION CORP. II

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]